ETHAN ALLEN INTERIORS INC. HAS BEEN GRANTED CONFIDENTIAL TREATMENT
OF PORTIONS OF THIS DOCUMENT IN ACCORDANCE WITH RULE 406 UNDER
THE SECURITIES ACT OF 1933

Exhibit 10(g)

EXECUTION COPY

CREDIT AGREEMENT

dated as of

July 21, 2005

among

ETHAN ALLEN GLOBAL, INC.,

as Borrower

ETHAN ALLEN INTERIORS INC.,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N. A.,

as Administrative Agent

___________________________

J. P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

___________________________

CITIZENS BANK OF MASSACHUSETTS

and

WACHOVIA BANK NATIONAL ASSOCIATION

as Co-Syndication Agents

SCHEDULES:

Schedule 2.01 --Commitments

Schedule 3.08 --Subsidiaries and Excluded Subsidiaries

Schedule 3.09 --Litigation

Schedule 3.17 --Environmental Matters

Schedule 3.18 --Insurance

Schedule 6.02 --Existing Liens

Schedule 6.08 --Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

Exhibit B -- Form of Opinion of Borrower’s Counsel

Exhibit C -- Form of Guarantee Agreement

Exhibit D -- Form of Indemnity, Subrogation and Contribution Agreement

CREDIT AGREEMENT dated as of July 21, 2005, among ETHAN ALLEN GLOBAL, INC., ETHAN ALLEN INTERIORS INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N. A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1% ) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N. A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and any Commitment Increases under Section 2.20(b).

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	Eurodollar Spread	Facility Fee Rate
Category 1 A3 or A - or higher	0.270%	0.080%
Category 2 Baa1 or BBB+	0.300%	0.100%
Category 3 Baa2 or BBB	0.375%	0.125%
Category 4 Baa3 or BBB-	0.475%	0.150%
Category 5 Lower than Baa3 or BBB-	0.575%	0.175%

For purposes of the foregoing, (i) during the period from the Closing Date through September 30, 2005, so long as Moody’s shall not have in effect a rating for the Index Debt, then the Applicable Rate shall be determined based on Category 2, (ii) after the earlier to occur of (A) the rating by Moody’s described in clause (i) and (B) September 30, 2005, if either Moody’s or S&P shall not have in effect a rating for the Index Debt, then the Applicable Rate shall be determined based on the rating established by the remaining rating agency; (iii) if at any time both Moody’s and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (iv) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (v) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within supervisory subgroup “B” (or a comparable successor risk classification) within the meaning of 12 C. F. R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to that term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Ethan Allen Global, Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change in Control” shall be deemed to have occurred if (a) Holdings shall cease to own 100% of the capital stock of the Borrower, (b) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time have been occupied by persons who were neither (i) nominated by the board of directors of Holdings, nor (ii) appointed by directors so nominated; or (d) any Person or group shall otherwise directly or indirectly Control Holdings.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or an Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” has the meaning assigned to that term in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Increase” has the meaning assigned to that term in Section 2.20.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $200,000,000.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Consolidated Capital Expenditures” means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and its consolidated Subsidiaries during such period that, in conformity with GAAP, should be included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries; provided that “Consolidated Capital Expenditures” shall not include (i) any of the foregoing expenditures to the extent made with the proceeds from property or casualty insurance or compensation with respect to eminent domain or condemnation proceedings or (ii) any of the foregoing expenditures to the extent constituting an acquisition made in reliance upon clause (b) of Section 6.04; plus (b) the aggregate of all payments of Capital Lease Obligations during such period (except to the extent allocable to interest).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, before giving effect to any extraordinary gains or losses or any gains or losses resulting from sales of assets (other than sales of inventory in the ordinary course of business), plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income tax expense (whether paid or deferred), (b) Consolidated Interest Expense, (c) depreciation and amortization and (d) any non-cash charges resulting from any restructuring or consolidation of operations or any grant, exercise or cancellation of stock options or warrants.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Rental Expense to (b) the sum of (i) Consolidated Interest Expense plus (ii) Rental Expense, in each case for such period.

“Consolidated Interest Expense” means, for any period, the gross consolidated interest expense of the Borrower for such period determined on a consolidated basis in accordance with GAAP, and including, to the extent not otherwise included, Capital Lease Obligations (to the extent allocable to interest) and all commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptances and the net costs (i.e. costs minus benefits) under interest rate protection agreements and other interest hedging arrangements, but excluding amortization of deferred financing costs to the extent otherwise included.

“Consolidated Net Income” means, for any period, the consolidated net income or loss of the Borrower for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’equity of the Borrower determined on a consolidated basis in accordance with GAAP less the amount of any Indebtedness of Holdings to the Borrower included as an asset of the Borrower in determining such consolidated stockholders’ equity.

“Consolidated Total Assets” means, as of any date of determination, the total assets which would properly be classified as consolidated assets of the Borrower and its Subsidiaries at such date in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, all Indebtedness (excluding (a) Guarantees of Indebtedness, to the extent the Guaranteed Indebtedness is already included, (b) Indebtedness of the type described in clause (i) of the definition of the term Indebtedness and (c) to the extent such Indebtedness is contingent in nature, Indebtedness of the type described in clause (j) of the definition of the term Indebtedness) of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, permits or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, injunctive or equitable relief, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) a violation or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release, presence or threatened Release of any Hazardous Materials into the environment or within any facility, building or fixture or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means, at any time, any Subsidiary of the Borrower identified on Schedule 3.08 as an “Excluded Subsidiary” and that has not ceased to be an “Excluded Subsidiary” as provided below; provided that such Subsidiary (a) does not own assets or properties that, together with the assets and properties owned by all other Subsidiaries that are treated as “Excluded Subsidiaries”, have a fair market value, in the aggregate, in excess of $7,500,000, (b) did not, during the period of four consecutive fiscal quarters of the Borrower ended on the most recent date for which quarterly or annual financial statements of Holdings are available, have revenues that, together with the revenues of all other Subsidiaries that are treated as “Excluded Subsidiaries”, accounted for more than 3% of the consolidated revenues of the Borrower and its Subsidiaries during such period, and (c) does not have any Indebtedness or any other material liabilities. At any time the Borrower may, and shall if one or more Excluded Subsidiaries fail to satisfy one or more of the conditions described in clauses (a) through (c) above, notify the Administrative Agent that one or more Excluded Subsidiaries shall cease to constitute an “Excluded Subsidiary”, whereupon such Subsidiary or Subsidiaries shall cease to constitute an “Excluded Subsidiary” for all purposes hereof. The Borrower may not designate any Subsidiary that is not an Excluded Subsidiary as an Excluded Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b) ), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” means the Credit Agreement dated as of June 30, 2004, among the Borrower, Holdings, the financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N. A., formerly known as JPMorgan Chase Bank, administrative agent.

“Existing Letters of Credit” means any letters of credit issued under the Existing Credit Agreement that are outstanding on the Effective Date.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any corporation means the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation, and the Assistant Treasurer and Assistant Controller for the purpose of giving notice pursuant to Sections 2.03, 2.05, 2.06 and 2.11.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary organized outside of the United States.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit C, among the Guarantors and the Administrative Agent.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Ethan Allen Interiors Inc., a Delaware corporation.

“Increase Effective Date” has the meaning assigned to that term in Section 2.20.

“Increasing Lender” has the meaning assigned to that term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary or customary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of Rate Protection Agreements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated June 2005 relating to the Borrower, Holdings and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 365 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuer” has the meaning assigned to such term in Section 6.03.

“Issuing Bank” means, as the context may require, (a) JPMorgan Chase Bank, N. A., with respect to Letters of Credit issued by it, (b) any other Lender that becomes an Issuing Bank pursuant to Sections 2.06(j), with respect to Letters of Credit issued by it, and (c) any Person that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case, its successors in such capacity as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.20, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued pursuant to this Agreement as of the Effective Date.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recent period of four fiscal quarters ended prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11: 00 a. m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11: 00 a. m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including any Competitive Loans, Revolving Loans and Swingline Loans.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, or the Borrower, or the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

“Maturity Date” means July 21, 2010.

“Maximum Rate” has the meaning assigned to that term in Section 9.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a) (3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Obligations” means all obligations defined as “Obligations” in the Guarantee Agreement.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement; provided, however, that Other Taxes shall not include Excluded Taxes.

“Participant” has the meaning assigned to such term in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N. A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Properties” has the meaning assigned to that term in Section 3.17.

“Rate Protection Agreements” means interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements and other interest or currency exchange rate or commodity price hedging arrangements.

“Register” has the meaning assigned to that term in Section 9.04.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), or (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Rental Expense” means, for any period, all payment obligations of Borrower and its consolidated Subsidiaries accrued during such period under agreements for rent, lease, hire or use of any real or personal property, including obligations in the nature of operating leases but excluding Capital Lease Obligations.

“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Responsible Officer” of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary that is not a Foreign Subsidiary or an Excluded Subsidiary.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Three-Month Secondary CD Rate” means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H. 15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10: 00 a. m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

“Transactions” has the meaning assigned to that term in Section 3.02.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

“Wholly Owned Subsidiary” means a Subsidiary of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity, including 100% of the ordinary voting power, are, at the time any determination is being made, owned by the Borrower, either directly or indirectly through other Subsidiaries that satisfy the requirements of this definition.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property “ shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.

(d)        Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12: 00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11: 00 a. m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10: 00 a. m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11: 00 a. m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10: 00 a. m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b)        Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9: 30 a. m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9: 30 a. m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c)        The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d)        Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10: 30 a. m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10: 30 a. m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e)        The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f)         If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)        To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12: 00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the appropriate Issuing Bank) by 3: 00 p. m., New York City time, on the requested date of such Swingline Loan.

(c)        The Swingline Lender may by written notice given to the Administrative Agent not later than 10: 00 a. m., New York City time, on any Business

Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank and the

Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments.

(c)        Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)        Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12: 00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10: 00 a. m.,

New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12: 00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10: 00 a. m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the applicable minimum borrowing amount set forth in Section 2.02(c), the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)         Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)        Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)         Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)         Addition of Issuing Bank. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an Issuing Bank pursuant to this paragraph (j) shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.

(k)        Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l)         Existing Letters of Credit. All Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement as of the Effective Date and shall constitute Letters of Credit for all purposes of the Loan Documents.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12: 00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)        Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

(b)        To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)        Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)         the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)        Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar

Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)        The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

(c)        The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the

Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)        Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(b)        The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11: 00 a. m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11: 00 a. m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12: 00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)        The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank (for its own account) a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)        For any day on which the outstanding principal amount of Loans and LC Exposure shall be greater than 50% of the total Commitments, the Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee equal to 0.125% per annum on the aggregate amount of such Lender’s outstanding Loans and LC Exposure on such day. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)        The Borrower agrees to pay to the Administrative Agent, for its own account, a competitive loan fee for each Competitive Bid Request and an annual administrative fee payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)        All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)        The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(c)        Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(d)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)         All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)        the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)         impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)        If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)        A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such

Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)        Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        The Borrower shall indemnify the Administrative Agent, each Lender and Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)         If the Administrative Agent or a Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative

Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12: 00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York or at such other address as directed by the Administrative Agent, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in dollars.

(b)        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)        If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and

Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)        If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Increase in Commitments. (a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not less than $25,000,000 for any such increase; provided that after giving effect to any such increase the sum of the total Commitments shall not exceed $300,000,000 minus any amount by which the Commitments shall have been reduced pursuant to Section 2.09. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Borrower’s notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment). In the event that, on the 10th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an “Augmenting Lender”), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (which approvals shall not be unreasonably withheld) and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b)        On the effective date (the “Increase Effective Date”) of any increase in the total Commitments pursuant to this Section 2.20 (the “Commitment Increase”), if any Revolving Loans are outstanding, the Borrower (i) shall prepay all Revolving Loans then outstanding (including all accrued but unpaid interest thereon) and (ii) may, at its option, fund such prepayment by simultaneously borrowing Revolving Loans of the Types and for the Interest Periods specified in a Borrowing Request delivered pursuant to Section 2.03, which Revolving Loans shall be made by the Lenders (including the Increasing Lenders and the Augmenting Lenders, if any) ratably in accordance with their respective Commitments (calculated after giving effect to the Commitment Increase). The payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

(c)        Increases and new Commitments created pursuant to this Section 2.20 shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of paragraph (a) above; provided that the Borrower may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), extend such date by up to 30 days by delivering written notice to the Administrative Agent no less than three Business Days prior to the date specified in the notice delivered by the Borrower pursuant to the first sentence of paragraph (a) above.

(d)        Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings and the Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowings hereunder (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of Holdings and the Borrower and such Loan Party enforceable against Holdings and the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) such as have been made or obtained and are in full force and effect and (b) such actions, consents, registrations, filings and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the fiscal year ended June 30, 2004, which consolidated statements were audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and its unaudited consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the nine month period ended March 31, 2005. Such financial statements present fairly the financial condition and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods. Each such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of Holdings on a consolidated basis as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

SECTION 3.06. No Material Adverse Change. As of the Effective Date, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 30, 2004.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)        Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has complied with all obligations under all leases to which it is a party as a lessee and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) enjoys peaceful and undisturbed possession under all such leases to which it is a party, other than leases which, individually or in the aggregate, are not material to Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries), taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein. Each Subsidiary that is an “Excluded Subsidiary” satisfies the conditions set forth in the definition of the term “Excluded Subsidiary”.

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which (A) if adversely determined, would individually result in a loss of greater than $300,000 or (B) if adversely determined (excluding any actions, suits or proceedings at law or in equity or by or before any Governmental Authority that would individually result in a loss of $300,000 or less), in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)        None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except any such violations or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)        None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)        No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in Section 5.08 of this Agreement.

SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all material assessments received by it, except for taxes and assessments that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

SECTION 3.15. No Material Misstatements. (a) No factual information, including factual information contained in the Information Memorandum or in any report, financial statement, exhibit or schedule, furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (when considered as a whole with all other factual information so furnished) contained, contains or will contain, as of the date so furnished, any material misstatement of fact or omitted, omits or will omit to state, as of the date so furnished, any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

(b)        All financial projections furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document have been prepared in good faith based upon estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation thereof (except as otherwise disclosed in writing therein), it being understood that projections as to future performance are not to be viewed as facts and that actual results may differ from projected results and such differences may be material.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate as to which Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan by an amount that, if required to be funded, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to materially adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any written notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

(a)        The soils and groundwater beneath the properties and facilities owned or operated by Holdings, the Borrower and the Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b)        The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)        There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect.

(d)        None of Holdings, the Borrower or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect, nor do Holdings, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Effective Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The hours worked by and payment made to employees of Holdings, the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of its Subsidiaries is a party or by which Holdings, the Borrower or any of its Subsidiaries is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings, the Borrower and the Subsidiaries taken as a whole.

SECTION 3.20. Patents, Trademarks, etc. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Borrower and its Subsidiaries does not materially infringe on the rights of any Person. Holdings and the Excluded Subsidiaries do not own or license any such patents, trademarks, trade names, copyrights, technology, know-how or processes, service marks or rights.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)        The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)        The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Pamela Banks, Esq., counsel for the Loan Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c)        The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)        The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f)         The Administrative Agent shall have received from each Loan Party a counterpart of each of the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Loan Party.

(g)        All outstanding Loans, accrued and unpaid interest thereon and accrued and unpaid fees and other amounts accrued and owing under the Existing Credit Agreement shall be paid in full (without prejudice to the Borrower’s right to borrow hereunder in order to finance such payment) and all commitments under the Existing Credit Agreement shall have been terminated.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3: 00 p. m., New York City time, on July 22, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than those in which a Loan is being continued or converted without any increase in the aggregate principal amount thereof), and of any Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(b)        At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than those in which a Loan is being continued or converted without any increase in the aggregate principal amount thereof) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Existence; Businesses and Properties. (a) It will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 and except that the foregoing shall not apply to Excluded Subsidiaries.

(b)        It will do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that (A) clauses (i), (ii), and (iv) above shall not apply to Excluded Subsidiaries, (B) the foregoing shall not prevent any transaction expressly permitted under Section 6.04, (C) the foregoing shall not prevent Holdings, the Borrower or any Subsidiary from withdrawing its qualification as a foreign corporation in any jurisdiction and (D) the foregoing clause (i) shall not prevent Holdings, the Borrower or any Subsidiary from taking or failing to take any action respecting any right, license, permit, franchise, authorization, patent, copyright, trademark or trade name determined by it to be in the best interest of the Borrower and the Subsidiaries; provided further that the foregoing clauses (C) and (D) shall not be construed to permit the taking of, or failure to take, any action that could reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Insurance. It will, and will cause each of the Subsidiaries (excluding Excluded Subsidiaries) to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

SECTION 5.03. Obligations and Taxes. It will, and will cause the Subsidiaries to, pay its material Indebtedness and other material obligations promptly and in accordance with their terms and it will, and will cause each of the Subsidiaries (excluding Excluded Subsidiaries) to pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment charge, levy or claim and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, etc. It will furnish to the Administrative Agent and each Lender:

(a)        as soon as available, but within 95 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consolidated statements of shareholders’ equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited (in the case of such consolidated and consolidating statements) by any of Deloitte &Touche LLP, KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP, or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not contain any “going concern” or other materially adverse qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied;

(b)        as soon as available, but within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consolidated statements of shareholders’equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end reserves, accruals and audit adjustments;

(c)        concurrently with any delivery of financial statements under (a) or above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.06 and 6.07;

(d)        concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying (i) whether in connection with its audit examination any Default or Event of Default has come to its attention and, if such event has come to its attention, the nature and extent thereof and (ii) that based on its audit examination and its review of the computations referred to in clause (ii) of paragraph (c) above, nothing has come to its attention that leads it to believe that the information contained in the certificate delivered therewith pursuant to paragraph (c) above is not correct; provided that the requirements of this clause (d) shall be subject to any limitations and qualifications adopted after the date hereof by any professional association or organization or any Governmental Authority, in each case that affects the content of, or ability of accounting firms to deliver, certificates of the type contemplated by this paragraph;

(e)        promptly after the same become publicly available or are filed or distributed, as applicable, copies of all periodic and other material reports, proxy statements and other materials filed by Holdings or the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the holders of any Indebtedness with a then outstanding principal amount of $15,000,000 or more (or any trustee, agent or representative for any such holders) or to Holdings’shareholders, as the case may be;

(f)         promptly upon the occurrence of any change of rating of the Index Debt by Moody’s or S&P, a certificate of a Financial Officer setting forth the new rating, the effective date thereof and, if applicable, notice of any change in the Applicable Rate as a result thereof; and

(g)        promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings and the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. It will, and will cause the Subsidiaries to, furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of Borrower obtains actual knowledge thereof:

(a)        any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)        the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which could reasonably be expected to result in a Material Adverse Effect; and

(c)        any other development specific to Borrower, Holdings or the Subsidiaries that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Employee Benefits. (a) It will, and will cause the Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (iv) above, could reasonably be expected to result in a liability of the Borrower in an aggregate amount exceeding $7,500,000.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. It will, and will cause the Subsidiaries to, maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender, upon reasonable prior notice (except that no prior notice shall be required if an Event of Default has occurred and is continuing) to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times (during normal business hours) and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided that any such visitation and inspection rights shall be exercised in a reasonable manner that does not disrupt the business activities of the Borrower and its Subsidiaries.

SECTION 5.08. Use of Proceeds. It will, and will cause each Subsidiary to, use the proceeds of the Loans and request the issuance of Letters of Credit only for (i) working capital purposes of the Borrower and its Subsidiaries or (ii) general corporate purposes (including all proper and legitimate business purposes) of the Borrower and its Subsidiaries.

SECTION 5.09. Further Assurances. It will cause each Subsidiary (including any Subsidiary that becomes a Subsidiary after the date hereof, but excluding (i) any Foreign Subsidiary so long as such Foreign Subsidiary has not entered into any Guarantee with respect to any other Indebtedness of the Borrower and (ii) any Excluded Subsidiary that has not ceased to qualify as an “Excluded Subsidiary”) to undertake the obligations of and to become a Subsidiary Guarantor pursuant to the Guarantee Agreement and a party to the Indemnity, Subrogation and Contribution Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Administrative Agent.

SECTION 5.10. Environmental Matters. (a) It will, and will cause the Subsidiaries to, promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of any Environmental Law, (ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of an actual or threatened Environmental Claim or (iii) the discovery of the Release of any Hazardous Material at, on, under or from any of the Properties owned or operated by the Borrower or any Subsidiary in excess of reportable or allowable standards, threshold amounts or levels under any Environmental Law, or in a manner or amount that could reasonably be expected to result in liability under any Environmental Law; provided that in the case of each of clauses (i) through (iii) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (iii) above, could reasonably be expected to result in a liability of the Borrower in an aggregate amount exceeding $7,500,000.

(b)        It will, and will cause the Subsidiaries to, upon discovery of the presence on any of the Properties owned or operated by the Borrower or any Subsidiary of any Hazardous Material that is in violation of, or that could reasonably be expected to result in liability under, any Environmental Law, which violations or liabilities could reasonably be expected to result in a liability to the Borrower in an aggregate amount exceeding $7,500,000 take all necessary steps to initiate and expeditiously complete all Remedial Action to eliminate any such adverse effect, and keep the Administrative Agent informed of such actions and the results thereof.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. (a) The Borrower will not permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness, except:

(i)         intercompany Indebtedness, including open accounts, incurred by Subsidiaries from the Borrower or from other Subsidiaries;

(ii)         unsecured Indebtedness in an aggregate principal amount at any time outstanding (for all Subsidiaries combined) not to exceed 10% of Consolidated Net Worth; and

(iii)         Indebtedness consisting of Guarantees of the Obligations.

(b)        The Borrower will not incur, create, assume or permit to exist any Indebtedness in respect of letters of credit or bankers’ acceptances other than

(i) Indebtedness in respect of Letters of Credit and (ii) Indebtedness in respect thereof in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)        Liens on property or assets of the Borrower and its Subsidiaries existing on the Effective Date and set forth in Schedule 6.02;

(b)        any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

(c)        Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

(d)        Liens imposed by law that do not secure Indebtedness for borrowed money and were incurred in the ordinary course of business, such as carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business; provided that such Liens either (i) do not in the aggregate materially detract from the value of the property or assets to which such Liens apply or materially impair the use thereof in the operation of the business of Holdings, the Borrower and the Subsidiaries or (ii) are being contested in compliance with Section 5.03;

(e)        Liens upon equipment, machinery or real property (including improvements thereto and fixtures thereon), assets subject to Capital Lease Obligations and assets financed with industrial revenue bonds; provided that such Liens only secure Indebtedness incurred (A) to finance the acquisition of such equipment, machinery or real property, or the improvement of such real property, (B) in respect of Capital Lease Obligations or (C) in respect of industrial revenue bonds, (ii) such Liens (other than Liens securing Capital Lease Obligations) are incurred, and the related Indebtedness is created, within 180 days after the acquisition or construction of the assets financed thereby and (iii) in each case, such Liens do not encumber any other assets or properties;

(f)         leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(g)        easements, licenses, rights-of-way, zoning or other restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, statutory and common law landlords’ liens under leases to which

Holdings, the Borrower or any of its Subsidiaries is a party, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings, the Borrower or any of its Subsidiaries;

(h)        Liens (other than any Lien imposed by ERISA) for worker’s compensation, unemployment compensation and other forms of government insurance incurred in the ordinary course of business;

(i)         Liens to secure (i) performance of tenders, statutory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or (ii) obligations on surety or appeal bonds, provided that the obligations secured by such Liens (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such surety or appeal bonds exceeds the obligations so secured, the amount of such excess) do not exceed in the aggregate $7,500,000;

(j)         Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases otherwise permitted hereunder;

(k)        any interest or title of a lessor under any operating lease of property to, or of any consignor of goods consigned to, or any creditor of any consignee in goods consigned to such consignee by, the Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

(l)         Liens arising out of judgments or awards, which have been in existence for less than 45 days from the date of creation thereof or which have been stayed or bonded pending appeal or fully covered by insurance (subject to applicable deductibles) and for which no enforcement action has been commenced, provided that the aggregate amount of all such judgments or awards (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such judgment or award exceeds the obligations so secured, the amount of such excess) does not exceed $7,500,000 at any time outstanding; and

(m)       Liens securing obligations under any Rate Protection Agreement consisting solely of an assignment of the Borrower’s rights under such Rate Protection Agreement.

SECTION 6.03. Certain Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) any property or assets outside the ordinary course of business, except acquisitions by the Borrower of the capital stock of a Person (the “Issuer”) or of property or assets outside the ordinary course of business, provided that (i) the aggregate consideration paid in connection with all such acquisitions does not exceed $450,000,000; (ii) the Issuer shall be engaged in, or the property and assets acquired shall be used in connection with, the same or related

(ancillary or complementary) line of business as the Borrower; (iii) all necessary governmental approvals and third party consents for the acquisition have been obtained without imposing burdensome conditions, all appeal periods have expired and there shall be no governmental or judicial action, pending or threatened, restraining or imposing burdensome conditions on such acquisition; (iv) after giving effect to the acquisition, and on a pro forma basis (including the financial results of the Borrower and the Subsidiaries and the Issuer or the property and assets to be acquired, as the case may be, and giving pro forma effect to any Indebtedness to be incurred in connection with such acquisition) for the period of four consecutive fiscal quarters ending immediately prior to such acquisition, no Event of Default or Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the conditions set forth in this clause (iv) and setting forth pro forma calculations demonstrating such compliance; and (v) in the case of any such acquisition of capital stock, the Issuer shall become a Subsidiary Guarantor under the Guarantee Agreement.

SECTION 6.04. Mergers, Consolidations and Sales of Assets. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), including any capital stock of any Subsidiary; provided, however, that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Person may be liquidated into or may merge into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into or with or consolidate with any Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower, provided in each case that (x) no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration (except in the case of a merger or consolidation that is permitted by Section 6.03) and (y) in the event that any Loan Party is a party to such merger or consolidation and is not the surviving entity, the surviving entity shall, simultaneously with such merger or consolidation, assume all the obligations of such Loan Party hereunder and under the other Loan Documents, and (iii) any Excluded Subsidiary may be liquidated or may sell, transfer or otherwise dispose of its assets to the Borrower or to another Subsidiary.

(b)	Notwithstanding the provisions of paragraph (a) above:

(i)         the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets to each other; and

(ii)         the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets; provided that (A) such dispositions are made for fair value and (B) after giving effect to any such sale, transfer or disposition the aggregate fair market value of all assets disposed of on and after the Effective Date in reliance upon this clause (ii) would not exceed 15% of the Consolidated Total Assets determined by reference to the most recent quarterly or annual balance sheet of the Borrower which precedes such sale, transfer or disposition that is delivered to the Administrative Agent pursuant to Section 5.04.

SECTION 6.05. Business of Holdings, Borrower and Subsidiaries. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, engage at any time in any business or business activity other than the business currently conducted by the Borrower and its Subsidiaries as of the Effective Date and business activities reasonably related, supportive or incidental thereto. Without limiting the generality of the foregoing, Holdings will not engage in any business or business activity other than (i) the ownership of the capital stock of the Borrower together with activities related thereto, (ii) actions required by law to maintain its status as a corporation and as a public company and (iii) other non-material business activities to promote and support the business activities of the Borrower and its Subsidiaries.

SECTION 6.06. Consolidated Fixed Charge Coverage Ratio. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ended on or after June 30, 2005, to be less than 3.00 to 1.

SECTION 6.07. Leverage Ratio. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, permit the Leverage Ratio at any time to be greater than 3.00 to 1.

SECTION 6.08. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification if it expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases or other contracts entered into in the ordinary course of business restricting the assignment thereof.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)        any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)        default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)        default shall be made in the reimbursement with respect to any LC Disbursement or the payment of any fee pursuant to Section 2.12 or any interest on any Loan or on LC Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days after such default occurs;

(d)        default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), or 5.08 or in Article VI;

(e)        default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of (i) in the case of a default under Section 5.05, three Business Days after any Responsible Officer of the Borrower has actual knowledge of any matter required to be disclosed to the Administrative Agent and the Lenders pursuant to such Section that has not been so disclosed or (ii) in the case of any other such default, 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)         Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $7,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness referred to in clause (i) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary) or (iii) the windingup or liquidation of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)        Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(i)         one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 shall be rendered against Holdings, the Borrower, any Subsidiary (other than an Excluded Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) to enforce any such judgment;

(j)         (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $7,500,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.06(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (A) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

(k)        (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $7,500,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $7,500,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

(l)         the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

(m)       at any time after the Effective Date, the Guarantee Agreement shall cease to be, or shall be asserted by any Guarantor not to be, a valid, binding and enforceable agreement, or any Guarantor shall be in breach of the terms and conditions of the Guarantee Agreement, in each case upon 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower; or

(n)       there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document executed in connection with the Transactions, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

The parties identified on the cover page hereto as Syndication Agent, Sole Bookrunner and Sole Lead Arranger and Co-Documentation Agents shall not have any duties or obligations in such capacities under this Agreement or any other Loan Document nor shall such parties incur any liability under this Agreement or any other Loan Document except in each case in their capacities as Lenders (and only so long as such party is a Lender).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)         if to the Borrower or Holdings, to it at Ethan Allen Drive, Danbury, CT 06811, Attention of Chief Financial Officer or Treasurer (Telecopy No. (203) 743-8341), with copies to, in the case of any notice or communication other than routine notices and communications under Article II, the attention of General Counsel at the aforesaid address (Telecopy No. (203) 743-8254);

(ii)         if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Clifford Trapani (Telecopy No. (713) 750-2938);

(iii)        if to JPMorgan Chase Bank, N. A. as Issuing Bank, to it at JPMorgan Chase Bank, N.A., Letters of Credit Department, 10420 Highland Manor Drive, Building 2, 4th Floor, Tampa, FL 33610, Attention of Joe Borello, (Telecopy No. (813) 432-5162); with a copy to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Clifford Trapani (Telecopy No. (713) 750-2938);

(iv)        if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Clifford Trapani (Telecopy No. (713) 750-2938); and

(v)        if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)        Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)        Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by Holdings or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Neither this Agreement nor any other Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any of the fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.18(b) and (c), the provisions of this Section, the definition of “Required Lenders” or any provision of any Loan Document that by its terms expressly requires the consent or approval of all the Lenders, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereto (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against third party claims, and hold each

Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee from such third parties arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on, at, to or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c)        To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)        To the extent permitted by applicable law, each of Holdings, the Borrower and the Indemnitees shall not assert, and each hereby waives, any claim against, in the case of Holdings and the Borrower, any Indemnitee or, in the case of any Indemnitee, Holdings or the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the provisions of this clause (d) shall not be construed to affect in any way any Indemnitee’s rights under Section 9.03(b).

(e)        All amounts due under this Section shall be payable on written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings or the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraph (b) (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)       the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)       the Administrative Agent; and

(C)       each Issuing Bank.

(ii)         Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Competitive Loans, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b) (iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as an agent of Holdings and the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)        (i)         Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c) (ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Holdings, the Borrower or any Subsidiary Guarantor in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this

Agreement and the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any of the Loan Documents or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of Holdings and the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)        Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)        Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from Holdings, the Borrower or any Subsidiary relating to Holdings, the Borrower or its business or any Subsidiary or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA Patriot Act. Each Lender hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), (the “Act”), it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender to identify Holdings and the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ETHAN ALLEN GLOBAL INC.,

by

/s/ M. Farooq Kathwari

Name:

Title:

Principal Place of Business:

TIN:

ETHAN ALLEN INTERIORS INC.,

by

/s/ M. Farooq Kathwari

Name:

Title:

Principal Place of Business:

TIN:

JPMORGAN CHASE BANK, N.A.

individually and as

Administrative Agent,

by

/s/ James A. Knight

Name: James A. Knight

Title: Vice President

SIGNATURE PAGE TO 2005 ETHAN ALLEN 5-YEAR CREDIT AGREEMENT

CITIZENS BANK OF

MASSACHUSETTS, individually and as Co-Syndication Agent,

by

/s/ R. Jane Westrich

Name: R. Jane Westrich

Title: Senior Vice President

SIGNATURE PAGE TO 2005 ETHAN ALLEN 5-YEAR
CREDIT AGREEMENT

WACHOVIA BANK NATIONAL ASSOCIATION,

individually and as Co-Syndication Agent,

by

/s/ Anthony D. Braxton

Name: Anthony D. Braxton

Title: Director

78

SIGNATURE PAGE TO 2005 ETHAN ALLEN 5-YEAR CREDIT AGREEMENT

Name of Institution:

BANK OF AMERICA

by

/s/ John Pocalyko

Name: John Pocalyko

Title: Senior Vice President

78

SIGNATURE PAGE TO 2005 ETHAN ALLEN 5-YEAR CREDIT AGREEMENT

Name of Institution:

PNC Bank, National Association

by

/s/ Timothy J. Hornickle

Name: Timothy J. Hornickle

Title: Vice President

SIGNATURE PAGE TO 2005 ETHAN ALLEN 5-YEAR CREDIT AGREEMENT

Name of Institution:

U.S. Bank National Association

by

/s/ Jennifer L. Thurston

Jennifer L. Thurston

Title: Assistant Vice President

SCHEDULE 2.01

Commitments

Name of Lender	Commitment
JPMorgan Chase Bank, N.A	$ 45,000,000
Citizens Bank	$ 40,000,000
Wachovia Bank National Association	$ 40.000,000
Bank of America, N.A	$ 25,000,000
PNC Bank, National Association	$ 25,000,000
U. S. Bank	$ 25,000,000

Total	$200,000,000

Schedule 3.08

Subsidiaries and Excluded Subsidiaries

Ethan Allen Interiors Inc. and Ethan Allen Global, Inc.

Baumritter Corporation (DE) (**)(***)
EA-DV, Inc.(**) (***)
Ethan Allen (Canada) Inc. (**) (***)
Ethan Allen (UK) Limited (*) (**)
Ethan Allen Carriage House, Inc. (**) (***)
Ethan Allen Marketing Corporation (**) (***)
Ethan Allen Operations, Inc. (formerly Ethan Allen Manufacturing Corporation) (*)
Ethan Allen Realty, LLC (wholly owned by Ethan Allen Operations, Inc.)
Ethan Allen Retail, Inc. (formerly Ethan Allen Inc.) (*)
Ethan Allen.com Inc. (**) (***)
KEA International, Inc.(*) (**)
Lake Avenue Associates, Inc. (*)
Manor House, Inc. (***)
Northeast Consolidated, Inc. (*) (**)
Riverside Water Works, Inc. (*)

* Wholly owned by Ethan Allen Global, Inc.
** Excluded Subsidiaries
*** Wholly owned by Ethan Allen Retail, Inc.

Schedule 3.09

Litigation/Actions/Proceedings

General

1.	French Heritage: An action was filed in State of Connecticut Superior Court against Ethan Allen alleging, in part, tortuous interference with contract/joint venture agreement/business relations, fraudulent misrepresentation, unfair competition and unfair trade practices, for an undisclosed amount. While Ethan Allen denies any wrong doing, there has been limited discovery to date and it is impossible to determine what affect, if any, this action will have on the financials of Holdings or Borrower.

2.	Alfreida Hogan: Plaintiff brought action in Alabama Federal Court alleging misrepresentation/negligence in advertising the material content of certain furniture and seeking status as representative of a class of similarly situated parties. Most of Plaintiff’s causes of action have been dismissed, and discovery is set to be completed and submitted for class certification by early fall. While Ethan Allen denies any wrong doing, it is impossible to determine what affect, if any this action will have on the financials of Holdings or Borrower. However, Ethan Allen has established a reserve for this item.

3.	Lemelson: Plaintiff (Lemelson an alleged patent holder) brought an action against a class of users (of which Ethan Allen is included) of bar code technology. Plaintiff also brought companion case against bar code manufacturers/vendors alleging sole right to all bar code technology and seeking royalty for use. Action against Ethan Allen and other users is on hold, pending final resolution of action against manufacturers/vendors of bar code systems.

Environmental

1.	Parker Landfill: Ethan Allen believes it has substantially completed its obligations under agreement with other potentially responsible parties (PRP’s), has received a conditional certificate of corporation and is awaiting receipt of final completion certificate from EPA. This project has continued operations and maintenance obligations, which is the contractual obligation of another PRP. Ethan Allen believes that it no longer has any material obligations at this site, but continues to be jointly and severally liable at this superfund site.

2.	Carroll Town Landfill: Ethan Allen was notified by the EPA in or around 2002, that it may be a PRP at this site; however, no formal notice or action has been received. There is insufficient information to determine what affect if any this site might have.

3.	Seaboard (NC): Ethan Allen is a deminimus party at this site. We do not anticipate any material adverse affects from this site, but as additional information becomes available, this position may change.

4.	SRS (CT): Ethan Allen is a deminimus party at this site. We do not anticipate any material adverse affects from this site, but as additional information becomes available, this position may change.

Schedule 3.17

Environmental

None

ETHAN ALLEN INTERIORS INC. HAS BEEN GRANTED CONFIDENTIAL TREATMENT
OF PORTIONS OF THIS DOCUMENT IN ACCORDANCE WITH RULE 406 UNDER
THE SECURITIES ACT OF 1933

Schedule 3.18 – Insurance

ETHAN ALLEN U.S/CANADA. POLICY SCHEDULE

Type of Coverage	Coverage Territory	Coverage	Valuation	Effective Date	Expiration Date	Insurer	Policy Number	Policy Limit*
Factory - Property/Boiler	U.S.	“All Risk” including Flood & Earthquake. Includes Real & Personal Property, Business Interruption, Boiler & Machinery and Transit	Property - Replacement Cost (generally) Business Interruption - Actual Loss Sustained	7/1/2005	7/1/2006	Zurich	ERP930494502	*

Retail - Property/Boiler	U.S.	“All Risk” including Flood & Earthquake. Includes Real & Personal Property, Business Interruption, Boiler & Machinery and Transit	Property - Replacement Cost (generally) Business Interruption - Actual Loss Sustained	7/1/2005	7/1/2006	Travelers	KTJ-CMB-123D544-4-04	*

Property - Excess Earthquake	California	Earthquake	Property - Replacement Cost (generally) Business Interruption - Actual Loss Sustained	7/1/2005	7/1/2006	Insurance Company of the West	XCH206202402	*

National Flood	27 Railroad Ave. Rub & Pack Building Orleans, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/20/2005	6/20/2006	American Bankers	2042856400	*

National Flood	27 Railroad Ave. Rough Mill Orleans, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/20/2005	6/20/2006	American Bankers	2042856500	*

National Flood	27 Railroad Ave. Boiler House Orleans, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/20/2005	6/20/2006	American Bankers	2042853000	*

National Flood	217 Main St.. Main Building Beecher Falls, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/20/2005	6/20/2006	American Bankers	2042853100	*

National Flood	217 Main St.. Saw Mill Beecher Falls, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/20/2005	6/20/2006	American Bankers	2042853200	*

National Flood	5139 Manheim Pike East Petersburg, PA	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	7/1/2005	7/1/2006	American Bankers	2042912700	*

National Flood	200 Murray East Rutherford, NJ	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	11/14/2004	11/14/2005	American Bankers	2044564300	*

National Flood	1800 Banks Road Margate, FL	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/28/2005	6/28/2006	American Bankers	1011110194	*

National Flood	13680 Pines Blvd. Pembroke Pines, FL	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	6/28/2005	6/28/2006	American Bankers	1011110195	*

National Flood	27 Railroad Ave. Finish Mill Orleans, VT	Flood	Least of: Amount of Insurance, ACV or cost to repair or replace	9/30/2004	9/30/2005	American Bankers	1011112456	*

Cargo	Worldwide	All risks of physical loss or damage from any external cause, except those risks as may be excluded.	The total amount of invoice including any prepaid or advanced or guaranteed freight, if any, plus 10%	7/1/2005	7/1/2006	Continental	OC9800025	*

Automobile	United States, its territories and possessions, Puerto Rico and Canada	Commercial Automobile Liability, all states except Texas	N/A	7/1/2005	7/1/2006	Travelers	TC2J-CAP-185K9364-TIL-04	*

Automobile	United States, its territories and possessions, Puerto Rico and Canada	Commercial Automobile Liability, Texas Only	N/A	7/1/2005	7/1/2006	Travelers	TC2E-CAP-281D3001-TCT-03	*

General Liability	United States, Puerto Rico and Canada, Restrictive Worldwide	Commercial General Liability	N/A	7/1/2005	7/1/2006	Travelers	TC2J-GLSA-185K9432-TIL-04	*

Workers Compensation	Statutory	Deductible Workers Compensation	N/A	7/1/2005	7/1/2006	Travelers	TC2JUB-185K935-2-04	*

Workers Compensation	Statutory	Retro Workers Compensation (AZ, MA, WI)	N/A	7/1/2005	7/1/2006	Travelers	TRJUB-177D745-4-04	*

Umbrella Liability	Worldwide	Commercial Umbrella Excess Liability	N/A	7/1/2005	7/1/2006	St. Paul	QK09000765	*

Excess Liability	Worldwide	Commercial Excess Liability	N/A	7/1/2005	7/1/2006	Great American	EXC 5165982	*

Canadian Property	Canada	All Risk Property	Replacement Cost	6/30/2005	6/30/2006	Economial Mutual	4704324	*

Canadian General Liabilty	Canada	General Liability	N/A	6/30/2005	6/30/2006	Economial Mutual	4704324	*

Canadian Automobile Liability	Canada	Commercial Automobile Liability	N/A	6/30/2005	6/30/2006	Economial Mutual	6305873	*

Canadian Umbrella Liability	Canada	Umbrella Liability	N/A	6/30/2005	6/30/2006	Economial Mutual	4704324	*

Customs Bond	US	US Customs Bond	N/A	7/9/2005	7/9/2006	Washington International	170664-21	*

Utility Payment Bond	Georgia	Utility Payment	N/A	8/12/2004	8/12/2005	Travelers	103904559	*

Directors & Officers Liability	Worldwide	Directors & Officers Liability	N/A	7/1/2005	7/1/2006	Chubb Group	8146-37-26	*

Employment Practices Liability	Worldwide	Employment Practices Liability	N/A	7/1/2005	7/1/2006	Chubb Group	8146-37-26	*

Fiduciary Liability	Worldwide	Fiduciary Liability	N/A	7/1/2005	7/1/2006	Chubb Group	8146-37-26	*

Commercial Crime	Worldwide	Commercial Crime	N/A	7/1/2005	7/1/2006	AIG	167-47-45	*

Special Coverage	Worldwide	Special Coverage	N/A	7/1/2005	7/1/2008	Professional Indemnity	077387-012	*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

SCHEDULE 6.02 – JP MORGAN CHASE BANK – ETHAN ALLEN CREDIT
AGREEMENT – July ____, 2005

EXISTING LIEN DISCLOSURE — BALANCE AS OF 5/31/05

	5/31/04	Maturity
1. Ethan Allen Inn - IRB	$3,855,000	6/1/11

2. Beecher Falls (Town of Canaan)	$ 268,920	10/15/26
(Building)

3. Beecher Falls (Town of Canaan)	$ 222,912	10/15/11
(M&E)

4. Beecher Falls (VEDA)	$ 212,386	6/26/06

Schedule 6.08

Restrictions

None

EXHIBIT A
to the Credit Agreement

[FORM OF]
ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________________________________________________________

2.	Assignee:_______________________________________________________________________________ [and is an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Borrower: Ethan Allen Global, Inc.

        1 Select as applicable.

2

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of July 21, 2005 among Ethan Allen Global, Inc., as Borrower, Ethan Allen Interiors Inc., the Lenders parties thereto and JPMorgan Chase Bank, as Administrative Agent.

6.	Assigned Interest:

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR], by —————————————— Title:

ASSIGNEE [NAME OF ASSIGNEE], by —————————————— Title:

3

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by —————————————— Title:

Consented to:

ETHAN ALLEN GLOBAL, INC., if required, by —————————————— Title:

[ISSUING BANK(S)] by —————————————— Title:

ANNEX 1
to the Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

        1.        Representations and Warranties.

        1.1        Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2.              Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have

2

accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3.        General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
to the Credit Agreement

[FORM OF]
OPINION OF COUNSEL FOR THE BORROWER

July 21, 2005

To the Lenders and the Administrative
Agent Referred to Below
c/o JP Morgan Chase Bank N.A., as
Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

        This opinion is furnished to you pursuant to paragraph (b) of Section 4.01 of the Credit Agreement, dated as of July 21, 2005 (the “Credit Agreement”), among Ethan Allen Interiors Inc., a Delaware corporation (“Holdings”), Ethan Allen Global, Inc., a Delaware corporation (the “Borrower”), the banks and other financial institutions identified therein as Lenders, and JP Morgan Chase Bank, as Administrative Agent. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

        I am general counsel of Holdings and the Borrower and, in that capacity, have acted as counsel for the Loan Parties in connection with the Credit Agreement and the other Loan Documents. For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable.

        Upon the basis of the foregoing, I am of the opinion that:

        1.        Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and, in the case of the Borrower, to borrow under the Credit Agreement.

        2.        The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowings under the Credit Agreement (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this paragraph 2, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary.

        3.        The Credit Agreement has been duly executed and delivered by each of Holdings and the Borrower. The Guarantee Agreement has been duly executed and delivered by each of the Guarantors. The Indemnity, Subrogation and Contribution Agreement has been duly executed and delivered by each of the Borrower and the Subsidiary Guarantors. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).1

        4.        No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) such as have been made or obtained and are in full force and effect and (b) such actions, consents, registrations, filings and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

        5.        Except as set forth in Schedule 3.09, to the Credit Agreement, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to my knowledge, threatened against or affecting Holdings, the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a

     1  The enforceability opinion set forth in the last sentence of paragraph 3 is a New York law opinion. If counsel cannot opine regarding New York law, it will be necessary for the Borrower to retain New York counsel to render the enforceability opinion.

reasonable possibility of an adverse determination and which, in either case, (A) if adversely determined, would, individually result in a loss of greater than $300,000 or (B) if adversely determined (excluding an actions, suits or proceedings at law or in equity or by or before any Governmental Authority that would individually result in a loss of $300,000 or less), in the aggregate could reasonably be expected to result in a Material Adverse Effect.

        6.        None of the Loan Parties is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        I am a member of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without my prior written consent.

Very truly yours,

Pamela A. Banks
Vice President, General Counsel
and Secretary

EXHIBIT C
to the Credit Agreement

[FORM OF]

GUARANTEE AGREEMENT dated as of July 21, 2005, among ETHAN ALLEN INTERIORS INC., a Delaware corporation (“Holdings”), each of the subsidiaries of ETHAN ALLEN GLOBAL, INC., a Delaware corporation (the “Borrower”), listed on Schedule I hereto (individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with Holdings are referred to individually as a “Guarantor” and collectively as the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined herein).

                                  Reference is made to the Credit Agreement dated as of July 21, 2005 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the financial institutions party thereto, as lenders (the “Lenders”) and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                  The Lenders have agreed to extend credit to, and each Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and subject to the terms specified in, the Credit Agreement. The obligations of the Lenders to extend credit and of each Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. As the owner of all the issued and outstanding capital stock of the Borrower, Holdings acknowledges that it will, and as Subsidiaries, the Subsidiary Guarantors acknowledge that they will, derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement. As consideration therefor and in order to induce the Lenders to continue to extend credit and each Issuing Bank to issue Letters of Credit under the Credit Agreement, the Guarantors are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

                                  SECTION 1. Each of the Guarantors unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter or Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to the Lenders, each Issuing Bank and the Administrative Agent under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of the Borrower under each Rate Protection Agreement entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into and (d) the due and punctual payment and performance of all obligations of each of Holdings and the other Subsidiaries, in the case of any Subsidiary Guarantor, or of each Subsidiary, in the case of Holdings, under the Loan Documents to which it is or is to be a party (all the foregoing obligations being collectively called the “Obligations”). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                                  SECTION 2. Each of the Guarantors waives presentment to, demand of payment from and protest to Holdings, the Borrower or any Subsidiary of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against Holdings, the Borrower or any Subsidiary under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement; or (c) the failure of the Administrative Agent, any Issuing Bank or any Lender to exercise any right or remedy against any other Guarantor or guarantor of the Obligations.

                                  SECTION 3. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of the Borrower or any other person.

                                  SECTION 4. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement, by any waiver or modification of

2

any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

                                  SECTION 5. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent may, at its election, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates pursuant to applicable law to impair or to extinguish any right of reimbursement or subrogration or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be.

                                  SECTION 6. Each of the Guarantors further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.

                                  SECTION 7. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of Holdings, the Borrower or any Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders and each Issuing Bank, if and as appropriate, in cash the amount of such unpaid Obligation, and thereupon each of the Administrative Agent, any Issuing Bank and any Lender that shall have received any part of such payment shall, in a reasonable manner, assign the amount of the Obligations owed to it and paid by such Guarantor pursuant to this guarantee to such Guarantor, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Administrative Agent, such Issuing Bank or such Lender and without any representation or warranty by the Administrative Agent, such Issuing Bank or such Lender); provided, however, that until the indefeasible payment in full of all the Obligations, none of the Guarantors shall have any right by way of subrogation or otherwise as a result of the payment of any sums hereunder.

3

                                  SECTION 8. Each of the Guarantors jointly and severally represents and warrants that all representations and warranties contained in the Credit Agreement which relate to the Guarantors are true and correct.

                                  SECTION 9. The guarantees made hereunder shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid and so long as any of the Lenders have any further commitment to extend credit or any Issuing Bank has any further obligation to issue Letters of Credit under the Credit

Agreement or any Letter of Credit is outstanding, and shall be reinstated to the extent provided in Section 6. Each Subsidiary Guarantor shall be released from its guarantee hereunder in the event that (a) it ceases to be a Subsidiary or (b) all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement, by the Borrower to a person that is not an Affiliate of Holdings or the Borrower.

                                  SECTION 10. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement or the Credit Agreement.

                                  SECTION 11. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent, any Issuing Bank or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Except as provided in the Credit Agreement, none of the Administrative Agent, any Issuing Bank or the Lenders shall be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                                  SECTION 12. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                  SECTION 13. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I hereto with a copy to the Borrower.

                                  SECTION 14. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such

4

provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                                  SECTION 15. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered (by electronic transmission or otherwise) to the Administrative Agent.

                                  SECTION 16. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 1 attached hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ETHAN ALLEN INTERIORS, INC., by —————————————— Name: Title:

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO, by —————————————— Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by —————————————— Name: Title:

5

SCHEDULE I
to the Guarantee Agreement

Subsidiary Guarantors

1.	Ethan Allen Operations, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

2.	Lake Avenue Associates, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

3.	Manor House, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

4.	Riverside Water Works, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

5.	Ethan Allen Realty LLC	Ethan Allen Drive Danbury, Connecticut 06811

6.	Ethan Allen Retail, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

6

ANNEX 1
to the Guarantee Agreement

SUPPLEMENT NO. dated as of , 200_, to the Guarantee Agreement dated as of July 21, 2005 (as amended and supplemented through the date hereof, the “Guarantee Agreement”), among ETHAN ALLEN INTERIORS INC., a Delaware corporation (“Holdings”), certain subsidiaries of Ethan Allen Inc. (collectively, the “Subsidiary Guarantors”, and together with Holdings, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders, as defined therein.

        A.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

        B.        Holdings and the Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to extend credit to, and to induce each Issuing Bank to issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement. The Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. Pursuant to the Credit Agreement, the undersigned Subsidiary (the “New Subsidiary Guarantor”) is required to become a Subsidiary Guarantor under the Guarantee Agreement. The New Subsidiary Guarantor desires to become a Subsidiary Guarantor and Guarantor under the Guarantee Agreement in order to induce the Lenders to continue to extend credit and each Issuing Bank to issue Letters of Credit under the Credit Agreement and as consideration therefor.

        Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

        SECTION 1. In accordance with the Guarantee Agreement, the New Subsidiary Guarantor by its signature hereto shall become a Subsidiary Guarantor and Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor and Guarantor thereunder. Each reference to a “Guarantor” or a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

        SECTION 2. This Supplement shall become effective when the Administrative Agent shall have received a counterpart (by electronic transmission or otherwise) of this Supplement executed on behalf of the New Subsidiary Guarantor.

7

        SECTION 3. The New Subsidiary Guarantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the New Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the New Subsidiary Guarantor, enforceable against it in accordance with its terms, and (ii) set forth under its signature hereto is its address for purposes of notices under the Guarantee

Agreement, which information supplements Schedule I to the Guarantee Agreement and shall be deemed a part thereof for all purposes of the Guarantee Agreement.

        SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Administrative Agent.

8

        IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR], by —————————————— Name: Title: Address ————————————— ————————————— —————————————

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by —————————————— Name: Title:

9

EXHIBIT D
to the Credit Agreement

[FORM OF]

INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of July 21, 2005, among ETHAN ALLEN GLOBAL, INC., a Delaware corporation, (the “Borrower”), each Subsidiary of the Borrower party hereto (collectively, the “Subsidiary Guarantors”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined herein).

                                  Reference is made to the Credit Agreement dated as of July 21, 2005 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, Ethan Allen Interiors Inc. (“Holdings”), the financial institutions from time to time party thereto, as lenders (the “Lenders”) and the Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned in the Credit Agreement.

                                  The Lenders have agreed to extend credit to, and each Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Subsidiary Guarantors have guaranteed the obligations of the Borrower pursuant to the Guarantee Agreement. The obligations of the Lenders to extend credit and of each Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Borrower and the Subsidiary Guarantors of an indemnity, subrogation and contribution agreement in the form hereof.

                                  Accordingly, the Borrower, each Subsidiary Guarantor and the Administrative Agent agree as follows:

                                  SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                                  SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or the date of execution and delivery of such Supplement). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                                  SECTION 3. Subrogation. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to any Guarantee, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Guarantee.

                                  SECTION 4. Termination. This Agreement shall terminate when all Obligations have been indefeasibly paid in full, no Letters of Credit are outstanding and the Lenders and each Issuing Bank have no further Commitments under the Credit Agreement.

                                  SECTION 5. Continued Effectiveness. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or Issuing Bank or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

                                  SECTION 6.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                  SECTION 7. Waivers; Amendment. Except for the operation of Section 14 of this Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders.

                                  SECTION 8. Notices. All communications and notice hereunder shall be in writing and given as provided in the Credit Agreement, except that to any Subsidiary Guarantor, communication and notice shall be directed to the address set forth in or pursuant to the Guarantee Agreement.

                                  SECTION 9. Binding Agreement; Assignments. This Agreement shall become effective as to each of the Borrower or any Subsidiary Guarantor when a counterpart hereof executed on behalf of the Borrower or such Subsidiary Guarantor shall have been delivered (by electronic transmission or otherwise) to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon each of the Borrower or such Subsidiary Guarantor and the Administrative Agent and their

2

respective successors and permitted assigns, and shall inure to the benefit of such Subsidiary Guarantor and the Lenders and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor shall cease to have any rights or obligations under this Agreement.

                                  SECTION 10. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of each of the Borrower or any Subsidiary Guarantor that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

                                  SECTION 11. Survival of Agreement; Severability. (a) All covenants, agreements and representations and warranties made by the Borrower and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Lenders and each Subsidiary Guarantor and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by any Issuing Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and as long as the Commitments have not been terminated.

                                  (b)        In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                                  SECTION 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                                  SECTION 13. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                                  SECTION 14. Additional Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence or not Subsidiaries on the date of the Credit Agreement are required to enter into the Guarantee Agreement as Guarantors upon becoming Subsidiaries. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 to this Agreement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if

3

originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of the Borrower or any Subsidiary Guarantor hereunder. The rights and obligations of the Borrower and each Subsidiary Guarantor as a party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

4

                                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized offers as of the date first appearing above.

ETHAN ALLEN GLOBAL, INC., by —————————————— Name: Title:

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO, by —————————————— Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by —————————————— Name: Title:

5

SCHEDULE I
to the Indemnity, Subrogation and
Contribution Agreement

Subsidiary Guarantors

1.	Ethan Allen Operations, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

2.	Lake Avenue Associates, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

3.	Manor House, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

4.	Riverside Water Works, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

5.	Ethan Allen Realty LLC	Ethan Allen Drive Danbury, Connecticut 06811

6.	Ethan Allen Retail, Inc.	Ethan Allen Drive Danbury, Connecticut 06811

6

ANNEX I
to the Indemnity, Subrogation and
Contribution Agreement

SUPPLEMENT NO. dated as of , 200_, to the Indemnity, Subrogation and Contribution Agreement dated as of July 21, 2005 (as amended and supplemented through the date hereof, the “Indemnity, Subrogation and Contribution Agreement”), among ETHAN ALLEN GLOBAL, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (the “Subsidiary Guarantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

        A.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

        B.        The Borrower and the Subsidiary Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to extend credit to, and to induce each Issuing Bank to issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement. The Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. Pursuant to the Credit Agreement, the undersigned Subsidiary (the “New Subsidiary Guarantor”) is required to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement. The New Subsidiary Guarantor desires to become a Subsidiary Guarantor and Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to continue to extend credit and the Issuing Bank to issue Letters of Credit under the Credit Agreement and as consideration therefor.

        Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

        SECTION 1. In accordance with the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary Guarantor by its signature hereto shall become a Subsidiary Guarantor and Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor and Guarantor thereunder. Each reference to a “Guarantor” or a “Subsidiary Guarantor” in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

        SECTION 2. This Supplement shall become effective when the Administrative Agent shall have received (by electronic transmission or otherwise) a counterpart of this Supplement executed on behalf of the New Subsidiary Guarantor.

7

        SECTION 3. The New Subsidiary Guarantor hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by the New Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the New Subsidiary Guarantor, enforceable against it in accordance with its terms, and (ii) set forth under its signature hereto is its address for purposes of notices under the Indemnity, Subrogation and Contribution Agreement, which information supplements Schedule I to the Indemnity, Subrogation and Contribution Agreement and shall be deemed a part thereof for all purposes of the Indemnity, Subrogation and Contribution Agreement.

        SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Administrative Agent.

8

        IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR], by —————————————— Name: Title: Address ————————————— ————————————— —————————————

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by —————————————— Name: Title:

9